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                                                                   EXHIBIT 10.10



                              CONSULTING AGREEMENT


CONSULTING AGREEMENT dated as of April 13th 2000, by and between VIANET TECHNOLOGIES, INC. a Nevada corporation with offices at 83 Mercer Street (3rd floor), New York, NY 10012 and Xelix Capital Limited, a Bermuda corporation with offices at Reid House, 31 Church Street, Hamilton, Bermuda HMHX ("Consultant").

W I T N E S S E T H:
- - - - - - - - - -

WHEREAS, Vianet desires to retain the Consultant as a consultant and Consultant desires to act as a consultant to Vianet, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

12. Consultancy. Vianet hereby retains consultant and Consultant hereby agrees to act as a consultant to Vianet. Consultant shall perform such services for Vianet as agreed with the Board of Directors of Vianet from time to time (the "Consulting Services"). Consultant agrees to cause Peter Leighton or such other persons approved by Vianet to perform the Consulting Services on behalf of the Consultant. The Consultant shall exercise its own reasonable judgment and employ such means as it, in good faith, determines are reasonable in performing the Consulting Services, and Vianet will not exercise any control over the methods or means employed by the Consultant in performing the Consulting Services. The Consulting Services shall be performed at such times and at such locations as Consultant shall determine.








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13.  Independent Contract or Status. It is understood and agreed that in the performance of the Consulting Services by the Consultant hereunder, it is acting as an independent contractor and not in any way as an employee or agent of Vianet. The Consultant will determine the hours of work of its employees and the Consultant's employees are not required to work any specified number of hours in any week. Any time off, including weekends and vacation, will be solely and entirely at the discretion of the Consultant. The Consultant may be required upon request of the Board, to submit to Vianet written or oral reports regarding its activities. Employees of the Consultant and others retained by the Consultant are not employees of Vianet for purposes of worker's compensation, unemployment insurance, medical, disability and group life insurance and they are not eligible to participate in any welfare, pension, profit sharing or fringe benefit plan or arrangement of Vianet.

14. Consulting Fees. During the Term, as full compensation for the Consulting Services, Vianet shall pay to the Consultant a consulting fee as described in Appendix A to this document. In addition to the Base Fee, the Consultant shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of Vianet and approved by the Board of Directors of Vianet as provided for in Appendix A. It is understood that Vianet will not withhold any income taxes, unemployment taxes or other taxes and that the Consultant is solely responsible for paying and reporting all taxes, including income taxes and estimates thereof for itself and all employees, agents or contractors. Vianet will report to the appropriate tax authorities the amounts paid to the Consultant and, even though the Consultant is an independent contractor, if Vianet is required by law, or is advised by its accountants or attorneys that it is required by law to deduct for withholding, or other taxes, it shall be free to do so, which taxes if not previously deducted shall be reclaimable from the consultant.






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15.  Expenses. In addition to the consulting fees provided for in Section 3 above, Vianet shall reimburse the Consultant for reasonable costs and expenses incurred by the Consultant in performing the Consulting Services, subject to review by the Board of Directors of Vianet or a senior officer of Vianet designated by the Board of Directors of Vianet.

16. Use of Vianet's Facilities. Employees of the Consultant are not required to use the office facilities of Vianet in performing the Consulting Services hereunder.

17. Term. The term of this Agreement shall commence as of January 1st 2000 and shall continue for a period of three (3) years (the "Term"). At the option of the Consultant, exercisable by written notice delivered by the Consultant to Vianet not less than thirty (30) days prior to the end of the Initial Term, this Agreement shall be renewed for an additional two (2) years (the "Renewal Term").

18.  Termination.

     7.5 Vianet or Consultant may terminate this Agreement in the event the other party fails to perform in accordance with the provisions of this Agreement.

     7.6 Vianet may terminate this Agreement, at any time, upon thirty (30) days written notice, to Consultant for any reason whatsoever.

     7.7 Upon termination Consultant shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by Consultant, of this Agreement or a portion of the services covered hereunder, Vianet shall pay to Consultant an amount equal to the Severance Amount as provided in
           Section 8 of this Agreement.





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     7.8   Termination of this Agreement or a portion of any services hereunder except for breach of this agreement by Consultant shall not prejudice or affect the rights or remedies of either Vianet or Consultant against the other in respect of any breach of the Agreement which occurred before the effective date of termination and shall not prejudice the rights and remedies of Consultant in respect of any sum or sums of money owed or owing from Vianet.

19. Severance Payment. Upon termination of this Agreement by Vianet or a change in control of Vianet, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, Vianet shall pay to Consultant severance in the amount equal to two times the Base Fee as identified in Appendix A. The severance amount shall be payable in quarterly installments with the first payment due not later than thirty (30) days after termination.

20. Disclaimers and Limitations of Liability. It is expressly understood and agreed that Vianet shall NOT be responsible nor liable for any loss, damage, penalty, or the like, financial or otherwise, caused by:

     (i) failure by any consultant, advisor, contractor, supplier, or any other persons, individuals or firms NOT employed by Vianet to discharge its contractual obligations; or

     (ii) any delay, modification, or suspension of the time schedule for performing the services hereunder whether agreed or not agreed with Consultant, which is NOT the responsibility of Vianet, its agents, or consultants; or

     (iii) any negligent work carried out by the Consultant or by any third party other than Vianet, its agents, or sub-consultants, or employees; or




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     (iv) the failure of any person NOT employed or contracted with by Vianet to discharge any legal duty or obligation whatsoever.

21. Confidentiality. The Consultant hereby agrees that during and after the term of this Agreement, neither it nor any of its employees nor others retained by the Consultant to perform some or all of the services to be performed hereunder, will divulge any confidential or proprietary information belonging to Vianet or any company associated with Vianet or to any customer of Vianet and neither the Consultant nor any employee of the Consultant nor any other person retained by the Consultant will make available to others any Vianet or account list, price list, business plan, trade secret, document, file, paper or data of any kind, in whatever form embodied, concerning the business or financial affairs of Vianet, its associated companies, or its customers or remove any of the foregoing from the premises of Vianet.

22. Assignment. Except as otherwise provided herein, the Consultant may not assign this Agreement or delegate any of its obligations hereunder, without the prior written consent of Vianet and Vianet may not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Consultant. Any assignment or delegation in violation of the provisions hereof shall be void and of no effect.

12. Entire Agreement; Modification; Binding Effect. This Agreement constitutes the entire agreement between the Consultant and Vianet and supersedes all prior understandings and agreements concerning the subject matter hereof. This Agreement (including this provision against oral modification) may not be changed or terminated, and no provision hereof may be waived orally. No modification, waiver or termination hereof shall be binding upon either party unless in writing and signed by or on behalf of the party against which the modification,



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     waiver or termination is asserted. This Agreement shall be binding upon and shall enure to the benefit of the Consultant and Vianet, their successors and permitted assigns.

14. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally, or, if sent by registered or certified mail, postage pre-paid, return receipt requested, addressed to the party intended to receive such notice at the address set forth above, or such other address as such party may indicate in the manner provided for notices herein. Any notice or communication shall be deemed to have been given upon the date personally delivered or, if mailed, the earlier of the date it is received and three (3) days after the date so mailed.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

                                       VIANET TECHNOLOGIES, INC.


                                       By:______________________________________


                                       Position:________________________________



                                       XELIX CAPITAL LIMITED


                                       By:______________________________________


                                       Position:________________________________



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                                   APPENDIX A


App. 1: The Base Fee for the Term of the Agreement shall be $150,000 per annum, payable in twelve equal installments on the last day of each calendar month.

App. 2: In addition to the Base Fee the Consultant shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of Vianet and approved by the Board of Directors of Vianet.

App.3: In determining the amount of the additional compensation The Board of Directors will take into consideration the attainment of specific criteria as agreed with the Consultant from time to time.














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